Exhibit 99.2

American Medical Alert Corp. Reaffirms 2010 Guidance
 and 2011 Outlook with the Execution of New Agreements

OCEANSIDE, NY – November 8, 2010 – American Medical Alert Corp. (NASDQ: AMAC) today announced the Company   affirms its guidance for 2010 and longer term outlook for 2011.  The Company projects that gross revenues, consisting primarily of monthly recurring revenue (MRR), will increase by approximately 3% to $40,500,000 for 2010 as compared to 2009.  The Company also projected that gross revenues will increase from 8% to 11% in 2011 as compared to projected 2010 results.  The Company anticipates greater improvements in revenue enhancement commencing in the fourth quarter of 2010 and continuing over the next twelve to eighteen months, based, in part, on the execution of certain agreements and others which are in final stages of negotiation. Activities include:

New Business Highlights

•	HSMS

•	Successfully executed agreement and pilot with one of the country’s largest national home care companies. Planned national rollout is scheduled to continue through 2011.

•	Executed a multi-facility hospital system private label PERS conversion beginning fourth quarter.

•	Launch and promotion of MedSmart Medication Management System.

•	TBCS

•	Recently entered into three significant pharmaceutical manufacturer service agreements demonstrating scalability in this marketing vertical.

•	Endorsement by the Texas Hospital Association (THA) and HealthSHARE; representing our second group purchasing organization (GPO) agreement.

•	Acquisition of a small New Jersey based after hours company to augment and integrate into our existing operations.

“These activities are indicators of AMAC’s ability to generate revenue momentum. New PERS activity could potentially generate recurring revenue from over 5,000 PERS subscribers combined once fully implemented in 2011 and we anticipate additional pharmaceutical specialty awards for work commencing in 2011. Within both divisions, we are currently engaged in various business negotiations with several other larger health organizations which will foster revenue momentum” commented Jack Rhian, AMAC’s President and CEO.

Mr. Rhian, continued, “Our growth and sustainability are based on a disciplined approach to defining new call center service categories, developing innovative health monitoring technologies and extending the value we create through the execution of new relationships with large healthcare and pharmaceutical entities.  We recognized and anticipated that building a stable recurring model with such entities would require a longer sales cycle than that of our traditional, small to mid size customer but believed these relationships would provide for greater revenue acceleration over the long run and we are committed to this strategy.   As such, during the past several quarters, our business development teams in both divisions have secured multiple, new service agreements with larger healthcare organizations that have the potential to generate incremental double digit revenue growth.  More specifically in support of our projections, the Company has executed agreements in the following areas:

 PERS

•
During the second quarter AMAC secured a new relationship with one of the nation’s largest home care companies. Based on the success experienced in the first set of pilot implementations, national rollout is planned to continue through 2011.  Under the terms of this unique service model, the Company has the potential to grow and retain its subscriber base at a much greater rate than in other distribution models.

•
Most recently the Company has also secured a large private label service agreement with a multi-facility hospital system, with the first conversion, approximately 900 units, scheduled to commence in fourth quarter.  This agreement has the potential to generate even greater revenue if, as contemplated by the hospital system, other hospitals in that system join the program after the initial rollout.

•
In addition to these successful efforts which will contribute to our organic growth in the HSMS division, we are currently engaged in the final negotiations with several other larger health organizations which will foster revenue momentum.

TBCS

•
In addition to the two significant pharmaceutical manufacturer agreements announced earlier this year, we have been awarded a third large service award with a new pharmaceutical company demonstrating scalability in this marketing vertical. With new revenue activity underway, other pharmaceutical specialty work derived from these internationally recognized organizations is anticipated in 2011.

•
During the third quarter, AMAC was awarded endorsement by the Texas Hospital Association (THA) and HealthSHARE; representing our second group purchasing organization (GPO) agreement by which Texas hospitals are able to access AMAC’s hospital solutions in a GPO environment with the confidence derived from HealthSHARE’s extensive vendor screening.

•	AMAC recently acquired a small New Jersey based after hours company to augment and integrate into our existing operations.

Other Noteworthy Initiatives

We are aggressively ramping up our advertising efforts in support of our MedSmart direct to consumer campaign and beginning November 8, 2010 intend to increase awareness and drive product sales during fourth quarter 2010 and 2011. While the political advertising barrage delayed our ability to drive the campaign through DRTV during our initial rollout, we believe there is significant demand for this solution and are prepared to take first mover position to quickly achieve market share.

The fourth quarter of 2010 will also mark the pilot launch of TeleSmart, AMAC’s low cost vital sign monitoring system.  In addition to piloting the technology with key healthcare stakeholders, AMAC will enhance its support to entities by providing in house clinical oversight to assume a more turnkey care management responsibility. We believe this model will result in reducing hospital readmissions at a more cost effective rate than other solutions currently on the market and therefore can be scaled to hospitals and other providers throughout the country. “

Jack Rhian further commented; “With respect to the Lifecomm joint venture, as a member of the Board of Directors of Lifecomm, I have been personally observing with great enthusiasm the world class engineering effort behind the research and development of this product.  In my opinion, this solution will be the next revolutionary event in the PERS industry with respect to its form, fit and functionality and ability to monitor active seniors outside the home.  We anticipate this product to be commercially available at the end of 2011.

In addition to our aggressive organic growth strategies, we continue to review acquisition opportunities and other alliances to accelerate revenue growth.

These results indicate that AMAC is well positioned to achieve its goals. I am pleased to reaffirm guidance for the remainder of 2010 and 2011 and look forward to having further discussions during our shareholders conference call to be held on Tuesday, November 9th at 10:00am.”

As a result of the Company’s plan to increase advertising expenditures, as part of a comprehensive plan to drive an accelerated pace of new revenue growth, the Company is projecting net income for 2010 ranging from $2,850,000 to $3,000,000, or $0.29 to $0.31 per diluted share.  The net income projection excludes the impact of the net loss allocated to the Company in relation to its minority investment in Lifecomm, LLC, a joint venture with Qualcomm, Inc. and Hughes Telematics, Inc., as discussed below (the “Lifecomm Joint Venture”).

The Company is projecting net income ranging from $3,550,000 - $3,850,000 or $0.36 to $0.39 per diluted share, for the year ending December 31, 2011.  As part of this projection, the Company has forecast to spend from $600,000 to $900,000, net of taxes, in television advertising dollars to continue its efforts to drive accelerated revenue growth.  This net income calculation also excludes the impact of the net loss allocated to the Company in connection with the Lifecomm Joint Venture.  All per share amounts are based on fully diluted shares as of June 30, 2010.

During 2010, as previously announced, the Company made an investment in the Lifecomm Joint Venture, which was formed as a limited liability company, for the development of the next generation mobile PERS. The Company anticipates it will continue to be allocated net losses from the Lifecomm Joint Venture until the product is completed and commercialized. In accordance with accounting rules and regulations, the Company is required to record its portion of net income or net loss associated with the Lifecomm Joint Venture. The Company estimates its share of the net loss after taxes for 2010 to range from $960,000 to $1,050,000. The Company’s projected net income for 2010 after taking into effect this charge would range from $1,800,000 to $2,040,000, or $0.18 to $0.21 per diluted share based on the fully diluted shares as of June 30, 2010. The 2011 projection also excludes the Company’s portion of the net income (loss) associated with the Lifecomm Joint Venture, which the Company estimates to range from $1,350,000 to $1,440,000. The projected net income for 2011 after taking into effect this charge would range from $2,110,000 to $2,500,000, or $0.21 to $0.25 per diluted share based on the fully diluted shares as of June 30, 2010.

As a result of these projected charges, the Company would realize a tax benefit of $640,000 to $700,000 for the year ended December 31, 2010 and $900,000 to $960,000 for the year ended December 31, 2011. This cash savings from the tax benefit will be utilized to further support the cash requirements of our aggressive business development expansion and to fund potential acquisitions.

Additionally, once the next generation mobile PERS is completed and commercialized, it is anticipated that the Lifecomm Joint Venture will begin to become profitable and the Company’s net income will be enhanced by its portion of the joint venture profits.

Conference Call Details

As previously announced, the Company will host a webcast on Tuesday, November 9, 2010 to discuss its financial results for the quarter ended September 30, 2010, guidance for fiscal 2010, longer term outlook for 2011, and other business trends.  The Company invites investors and others to listen to the conference call live over the Internet or by dialing in to (877) 407-9205 at 10:00 a.m. ET.

What:	American Medical Alert Corp. Third Quarter 2010 Results
When:	Tuesday, November 9, 2010 at 10:00 a.m. ET
Where:	http://www.investorcalendar.com/IC/CEPage.asp?ID=162295
How:	Log on to the web at the address above, and click on the audio link or dial in 877-407-9205 to participate.

Following the conference call, the webcast will be available on the VCall website at http://www.investorcalendar.com/IC/CEPage.asp?ID=162295. The financial information presented in the webcast will also be available at http://amac.com/press.cfm.

About American Medical Alert Corp.

AMAC is a healthcare communications company dedicated to the provision of support services to the healthcare community. AMAC's product and service portfolio includes Personal Emergency Response Systems (PERS) and emergency response monitoring, electronic medication reminder devices, disease management monitoring appliances and healthcare communication solutions services. AMAC operates nine US based communication centers under local trade names: HLINK OnCall, North Shore TAS, Live Message America, ACT Teleservice, MD OnCall, Capitol Medical Bureau, American MediConnect, Alpha Message Center and Phone Screen to support the delivery of high quality, healthcare communications.

Use of Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”) included in this press release, the Company has provided information regarding certain non-GAAP financial measure.  This measure is “Net Income before Equity in net loss from investment in a limited liability company and Loss on Abandonment”.  Such information is reconciled to its closest GAAP measure in accordance with the Securities and Exchange Commission rules and is included in the attached supplemental data.

Management believes that the non-GAAP financial measures used in this press release is useful to both management and investors in their analysis of the Company’s financial position and results of operations.  Management believes reporting Net Income before Equity in net loss from investment in a limited liability company and Loss on Abandonment more accurately reflects the performance of the Company’s core operations and excludes a non-operational item which may skew the analysis of management or outside investors in evaluating the Company.

Net Income before Equity in net loss from investment in a limited liability company and Loss on Abandonment is a non-GAAP financial measure and although management and some members of the investment community utilize it to measure financial performance, Net Income before Equity in net loss from investment in a limited liability company and Loss on Abandonment should not be viewed as a substitute for financial data prepared in accordance with GAAP or as a measure of profitability.  Additionally, the non-GAAP financial measure as presented by AMAC may not be comparable to similarly titled measures reported by other companies.

Forward Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-K, the Company's Quarterly Reports on Forms 10-Q, and other filings and releases. These include uncertainties relating to government regulation, technological changes and product liability risks. In addition, certain statements related to the future expectations and timing for the development and commercialization of Lifecomm’s mobile PERS solution, constitute forward-looking statements.  Important factors which might cause a difference between actual and expected events include: (i) greater than expected and/or increased costs or unexpected delays associated with the development and commercialization of Lifecomm’s mobile PERS solution, (ii) inability to successfully develop the technology to support Lifecomm’s mobile PERS solution, (iii) uncertainty relating to consumer interest in and acceptance of Lifecomm’s mobile PERS solution, (iv) risks associated with changes in the competitive or regulatory environment in which Lifecomm operates; and (v) risks associated with prosecuting or defending allegations or claims of infringement of intellectual property rights. Further, any of the Company’s new products such as MedSmart and TeleSmart, are subject to the risks inherent in any new product introduction, including market acceptance and technology concerns that are frequently encountered in connection with initial use of a new product. New business opportunities referred to herein, including contracts in negotiation, may not come to fruition.  The Company does not undertake any obligation to update these forward-looking statements for events occurring after the date of this press release.

Earnings before Equity in net loss from investment in a limited liability company:

	Year Ended	Year Ended
	Projected Range 12/31/2010	Projected Range 12/31/2011

Net Income	$1,800,000– 2,040,000	$2,110,000– 2,500,000

Add Backs:

Loss allocated from investment in unconsolidated affiliate	$960,000 – 1,050,000	$1,350,000 – 1,440,000

Net Income Before Equity in net loss from investment in a limited liability company	$2,850,000 - $3,000,000	$3,550,000 - 3,850,000

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Contact:

Randi Baldwin
Senior Vice President, Marketing
American Medical Alert Corp.
(516) 536-5850 ext: 3109 randi.baldwin@amac.com